UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )

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☒ Soliciting material Pursuant to §240.14a-12

OSI Restaurant Partners, Inc.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO CERTAIN EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER:

To All Team Members,

Please read the important message on a significant and positive announcement for OSI.

We are very excited about this news for the company.

Bill Allen and Paul Avery

OSI Restaurant Partners, Inc.

November 6, 2006

To:  All Team Members
From:  Bill Allen and Paul Avery

We wish to inform you of a significant and positive development for OSI Restaurant Partners, Inc.  We have just announced that the Board of Directors, following a unanimous recommendation from a Special Committee comprised of independent directors, has approved the acquisition of OSI from its public stockholders by an investor group comprised of our founders and Bain Capital Partners, LLC and Catterton Partners. Bain and Catterton are leading private equity groups with significant restaurant industry experience.

Over the next 50 days the Special Committee will solicit additional offers, although the transaction announced today represents not only a significant premium for our public investors, but also a better opportunity to fulfill our long term goals.  In addition, this transaction provides the company with the opportunity to partner with leading private equity firms. We are very pleased that the partners at Bain Capital and Catterton operate with similar Principles and Beliefs and share the vision for the future of our organization.  By taking our company private, we believe that we will be in a better position to focus on running and growing the company, making the strategic long term decisions our competitive industry requires, without the distractions and limitations that go with being a public company.

We want to assure you that while this transaction represents a change in ownership, it will not have a significant impact on our day-to-day operations.  The existing senior management team will remain intact after the closing of this transaction, as will the current contributions and efforts of our founders, Chris Sullivan, Bob Basham and Tim Gannon. You can be assured that our commitments to “Putting Our People First,” and living/teaching our Principles & Beliefs, will not waver at all. Those hallmark philosophies that have made OSI the leader in the restaurant industry will stand strong.

Separately, the Company announced that it will need to restate its consolidated financial statements to correct for a previously announced understatement in its liability for unearned revenue for unredeemed gift cards and certificates and for other less significant errors in its financial statements, including deferred rent, minority interests in consolidated entities and additional paid in capital, identified since that announcement. The previously announced preliminary estimate of the understatement in the Company's liability for unearned revenue for unredeemed gift cards and certificates of approximately $20,000,000 to $40,000,000 was based on an accounting method under which the Company would recognize income in proportion to redemptions as they occur for an estimate of the gift cards and certificates that will never be redeemed. As part of the restatement, the Company has determined that it will recognize income for those cards and certificates that will never be redeemed at the time at which their redemption becomes remote, which is generally three years after their sale. The use of this method of revenue recognition (in contrast to the method of ratably recognizing revenue) changes the Company’s original estimate and is expected to result in an adjustment to its unearned revenue liability of approximately $50,000,000 to $70,000,000 at September 30, 2006. The actual amount of the understatement, the periods affected and the related income tax effects are still being determined.  As a result of these errors, management and the Company's Audit Committee have determined that the Company’s previously issued financial statements should no longer be relied upon.

We intend to file our Quarterly Report on Form 10-Q for the third quarter of 2006 as soon as possible, although we currently expect that we will be late in making that filing.

We will continue to keep you posted of all relevant developments and will do our best to answer any questions in a timely manner, subject to legal requirements. Please feel free to email us at mythoughts@outback.com . We also will be providing additional comments on a message that you can listen to at any time after 2 p.m. today by connecting to the following web site:

http://www.talkpoint.com/viewer/starthere.asp?Pres=114958

We thank each of you for your continued hard work and dedication to OSI.  Your hard work has helped to get us to this point and we look forward to an exceptionally successful future.

Sincerely,

Bill Allen      Paul Avery

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton to complete the transaction may be delayed or may not be available and (6) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.